CORPORATE PARTICIPANTS

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Patricia Shepard

Thomas A. Dineen Sturm, Ruger & Company, Inc. - CFO, Senior VP of Finance & Treasurer

CONFERENCE CALL PARTICIPANTS

Brian Gary Rafn Morgan Dempsey Capital Management, LLC - Principal, Director of Research, and Lead Portfolio Manager

Chip Saye

Jonathan Mueller Invesco Advisers, Inc. - Portfolio Manager

Rommel Tolentino Dionisio Aegis Capital Corporation, Research Division - MD

William Daniel Ledley Cowen and Company, LLC, Research Division - Associate

PRESENTATION

Operator

Good morning, ladies and gentlemen, and thank you for standing by. Welcome to the Third Quarter 2017 Sturm, Ruger Earnings Conference Call. (Operator Instructions) And as a reminder, this conference is being recorded.

Now I would like to turn the call over to Chris Killoy, President and CEO. You may begin.

Christopher J. Killoy - Sturm, Ruger & Company, Inc. - President, CEO & Director

Thank you. Good morning, and welcome to the Sturm, Ruger & Company Third Quarter 2017 Conference Call. I would like to ask Patricia Shepard, our Associate General Counsel, to read the caution on forward-looking statements. Then Tom Dineen, our Chief Financial Officer, will give an overview of the third quarter financial results, and then I will share my thoughts on the state of the market and discuss our operations. And then we'll get to your questions.

Patricia, let's get started.

Patricia Shepard

Thanks, Chris. We just want to remind everyone that statements made in the course of this meeting that state the company's or management's intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements. It is important to note that the company's actual results could differ materially from those projected in such forward-looking statements.

Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the company's SEC filings, including, but not limited to, the company's reports on Form 10-K for the year ended December 31, 2016, and Form 10-Q for the fiscal quarter ended September 30, 2017. Copies of these documents may be obtained by contacting the company or the SEC or on the company website at ruger.com/corporate or the SEC website at www.sec.gov.

We reference non-GAAP EBITDA. Please note that the reconciliation of GAAP net income to non-GAAP EBITDA can be found in our Form 10-K for the year ended December 31, 2016, and of course, our Form 10-Q for the quarter ended September 30, 2017, which are also posted on our website. Furthermore, the company disclaims all responsibility to update forward-looking statements.

Chris?

Christopher J. Killoy - Sturm, Ruger & Company, Inc. - President, CEO & Director

Thank you, Patricia. Now Tom will provide a financial summary of the third quarter.

Thomas A. Dineen - Sturm, Ruger & Company, Inc. - CFO, Senior VP of Finance & Treasurer

Thanks, Chris. For the third quarter of 2017, net sales were $104.8 million and diluted earnings were $0.53 per share. For the comparable prior year period, net sales were $161.4 million and diluted earnings were $1.03 per share. For the first 9 months of 2017, net sales were $404 million and diluted earnings were $2.32 per share. For the corresponding period in 2016, net sales were $502.5 million and diluted earnings were $3.48 per share.

For the third quarter of 2017, our EBITDA was $20.8 million or 20% of sales compared to $39.1 million or 24% of sales in the third quarter of 2016. At September 30, 2017, our cash totaled $45.4 million, our current ratio was 2.8:1, and we have no debt. At September 30, 2017, stockholders' equity totaled $222.5 million, which equates to a book value of $12.77 per share.

In the first 9 months of 2017, we generated $59 million of cash from operations. We reinvested $13.2 million of that back into the company in the form of capital expenditures. We estimate that capital expenditures for 2017 will total approximately $30 million, as we anticipate fourth quarter capital expenditures of $17 million. Since most of this machinery and equipment has already been acquired, we do not anticipate any significant cash outflow for CapEx in the fourth quarter. Our primary focus for investment will continue to be new product development.

In the first 9 months of 2017, the company returned $85 million to its shareholders through the payment of $20 million of dividends and the repurchase of 1.3 million shares of our common stock at an average price of $49.10 per share for a total of $65 million. Since November 2016, we have repurchased 1.6 million shares of our stock or 8.4% of the outstanding shares.

Given our practice of paying 40% of our net income as dividends, the reduction in outstanding shares will not only benefit our earnings per share, it will also increase our dividend per share. At September 30, 2017, $89 million remained authorized for future stock repurchases. Our Board of Directors declared a $0.21 per share quarterly dividend for shareholders of record as of November 15, 2017, payable on November 30, 2017. As a reminder, our quarterly dividend is approximately 40% of net income, and therefore, varies quarter-to-quarter.

That's the financial update. Chris?

Christopher J. Killoy - Sturm, Ruger & Company, Inc. - President, CEO & Director

Thanks, Tom. As the financial summary illustrated, the third quarter was a challenging one for us. Demand in the third quarter slowed considerably from the prior year. The estimated unit sell-through of the company's products from the independent distributors to retailers decreased 25% and 16% in the 3 and 9 months ended September 30, 2017 from the comparable prior year. For the same periods, the National Instant Criminal Background Check System, or NICS background checks, as adjusted by the NSSF, National Shooting Sports Foundation, decreased 16% and 10%. The decrease is -- in estimated sell-through of the company's products from the independent distributors to retailers is attributable to a few factors: Number one, decreased overall consumer demand in 2017 due to stronger than normal demand during most of 2016, likely bolstered by the political campaigns for the November 2016 elections; two, reduced purchasing by retailers in an effort to reduce their inventories and generate cash; three, aggressive price discounting and lucrative consumer rebates offered by many of our competitors; and four, increased industry manufacturing capacity, which exacerbated the above factors.

We offered more promotions that were moderately more aggressive than last year, but we did not chase our consumer -- our competitor's offerings to achieve better short-term results. Nor do we offer any extended payment terms to our customers. Our payment terms remain 2%, 30 days, net

40 days. We will continue to take a measured and thoughtful approach to sales promotions and rebate opportunities considering both the short-term benefits and the potential longer-term implications, both financial and reputational.

In the area of new product development. New products are a key driver of demand. New products represented $118.8 million or 30% of firearms sales in the first 9 months of 2017. New product sales include only major new products that were introduced in the past 2 years. In 2017, new products included the Mark IV pistols, Precision Rifle and the LCP pistol -- LCP II pistol. And we have some exciting projects underway.

In the area of production and inventory. We review the estimated sell-through from the independent distributors to retailers as well as inventory levels at the independent distributors and in our warehouses semimonthly to plan production levels and manage inventory levels. These reviews resulted in decreased total unit production of 17% for the first 9 months of 2017 from the first 9 months of 2016.

The reduced production levels allowed our finished goods inventory to decrease 1,800 units in the third quarter of 2017. Distributor inventories of our products decreased 12,200 units during the same period. The current level of distributor inventories is not excessive or out of line. Remember, unlike most of our competitors, effectively all of our domestic firearms sales go through distribution. We will continue to manage our production and inventory as we head into the fourth quarter of 2017 and into 2018.

Just 2 weeks ago, at its 44th Annual Meeting, the National Association of Sporting Goods Wholesalers honored Ruger as the Firearms Manufacturer of the Year for the 11th year in a row. We are very honored to be recognized by our customers, and we accepted the award on behalf of our over 2,000 Ruger employees that keep our company running on a day-to-day basis. Operator, may we have the first question?

QUESTIONS AND ANSWERS

Operator

(Operator Instructions) And our first question is from the line of Brian Rafn with Morgan Dempsey Capital Management.

Brian Gary Rafn - Morgan Dempsey Capital Management, LLC - Principal, Director of Research, and Lead Portfolio Manager

Give me a sense of kind of the flow of business, kind of July, August, September. Obviously, it's summer. We've always, certainly, been looking with the -- after the Obama administration and the potential of Hilary getting in, in the antigun. But just the kind of the cadence, was it theoretic or was it a -- was it kind of a week sell-off, just month-to-month, what did you guys see in trends?

Christopher J. Killoy - Sturm, Ruger & Company, Inc. - President, CEO & Director

Well, Brian, Q3, I think we saw a return to a more normal seasonality. The third quarter has historically been a pretty weak quarter, as you know. There was decreased overall market demand, plenty of inventory at all levels of distribution, and some very aggressive promotions, consumer rebates and is a tough comp from last year. We also saw some of our competitors providing extended payment terms, in some cases, going out 90 and 120 days. So it was a -- in summer, we saw, again, a much more seasonal nature in our business, July, very tough, August improving a little bit, and then September, as you get close to the hunting season, starting to do a little bit better through the quarter.

Brian Gary Rafn - Morgan Dempsey Capital Management, LLC - Principal, Director of Research, and Lead Portfolio Manager

Okay, okay. What -- just out of a meh to it, maybe anecdotally, what are you seeing kind of levels of discounts off MSRP? Are you seeing 30 off, 40 off, how deep have you seen it?

Christopher J. Killoy - Sturm, Ruger & Company, Inc. - President, CEO & Director

Some of them, Brian, when you combine with some of the rebates out there, were pretty significant. The -- they varied by manufacturer. We -- at Ruger, we have our promotions, so we work to benefit retailers and wholesalers without devaluing their inventory. So we'll do a promotion. Our promotions are typically buy 10 of something, get 1 free, things of that nature. We did not participate in the consumer rebates, and we'd combined the consumer rebates with some of the deals that were being offered, some of them published, some of them unpublished by some of our competitors. It made for a pretty challenging environment. And that ranged all the way down to some things that I'm sure not many people were making money on, and I'm sure, resulted in devalued inventories for the wholesalers.

Brian Gary Rafn - Morgan Dempsey Capital Management, LLC - Principal, Director of Research, and Lead Portfolio Manager

Got you, got you. What -- as you guys kind of get into the hunting season in that, and obviously, the last several years Good Friday has been a big seasonal selling day. How much does that hunting season and Good -- or the day after Thanksgiving, not Good Friday, the Thanksgiving shopping day. How much does that promotion in a weaker environment take precedent? Is it significantly more important or is it just kind of standard for you guys?

Christopher J. Killoy - Sturm, Ruger & Company, Inc. - President, CEO & Director

Well, it's really a standard part of our planning process with especially the national accounts. Black Friday, I know is what you were referring to. And that is a -- that's become a bigger and bigger deal off late with our consumers. And you see some of the flyers that are out there for the national accounts, some of the big independents. It really is a buyer's market out there, right now, and we expect some significant deals to be out there for consumers. We like to, as you know, combat it with new products. First and foremost, you'll see some of the great new products from Ruger on some of the flyers. You'll see things like the Precision Rifle. I just saw on the Cabela's flyer just the other day, the 762/39 American centerfire rifle. And then even though the hunting season seems to be okay, we're seeing some real bright spots in some bolt-action products, they are a little bit of atypical. Things like the 450 Bushmaster in the -- both the #1 and the American centerfire, 762/39, as I mentioned, and then also the 65 Predator on an American centerfire chassis. So a little bit nonstandard calibers, but that's really what gets people off the couch and into the store to see what's new.

Brian Gary Rafn - Morgan Dempsey Capital Management, LLC - Principal, Director of Research, and Lead Portfolio Manager

Yes. Let me ask you just the hunting question, and I'll get back in line. As you enter the hunting season, how much capture has the modern sporting rifle taken from what used to be kind of the legacy bolt-action with a scope?

Christopher J. Killoy - Sturm, Ruger & Company, Inc. - President, CEO & Director

That's a good question, Brian. I think last year, we definitely saw that. Last year, we saw people with the discretionary dollars spending that on the modern sporting rifle category, and maybe passing over their bolt-actions. This year, we -- like I said, we're seeing a decent amount of bolt-action sales, particularly in some of those nonstandard calibers. And then even in the MSR category, we were very pleased with the results when we launched the Ruger MPR, the multipurpose rifle. It's an addition to the AR-556 family, and we got really good traction in what's been a very soft sector of the market right now. And it really had all the right features on it. It had the things that people are looking for, things like Magpul furniture, rifle-length gas tube, the M-LOK accessory slots, things like that, that really made the good value for consumers. So I think we're seeing it largely come out with something new and that excites consumers, even in a category like the MSRs, you can still get their attention and you can get some of those discretionary dollars.

Operator

And our next question comes from the line of Rommel Dionisio with Aegis.

Rommel Tolentino Dionisio - Aegis Capital Corporation, Research Division - MD

First question to -- it's been a fairly warm start to the hunting season. It's just still early, but can you maybe talk to what you're seeing at the -- in terms of may be retail softening and the potential impact of a warm and unusual weather in Northeast and Midwest?

Christopher J. Killoy - Sturm, Ruger & Company, Inc. - President, CEO & Director

Rommel, this is Chris here. I think, right now, like I was just saying, the traditional hunting bolt-action calibers, we haven't seen as much activity as may be we'd like in things like 30-06, 270, et cetera. But in things like the 450 in the American centerfire, the 65 Predator and the Ranch Rifle that we did in 7.62x39. Again, those have been -- we have been very pleased with those results. And in fact, we actually had to increase some of our planned production rates on our bolt-action line, so we were very happy with that. And again, I think even though we're seeing some of that warmer weather, I think retailers are still optimistic that they're going to get a decent, may be not dramatically improved hunting season, but a decent hunting season and one where people who maybe put off that hunting rifle purchase last year are coming back into the store willing to spend their money.

Rommel Tolentino Dionisio - Aegis Capital Corporation, Research Division - MD

Okay. And just one quick follow-up. I haven't seen the NICS number come out yet for October. But anything you could comment on, if there was any sort of fall -- industry fallout from some of the incidents in Las Vegas, specifically, I'm referring to. I know we've seen some demand spikes after San Bernardino in Orlando a year ago. And if you guys are hearing about anything in the channel in the last few weeks?

Christopher J. Killoy - Sturm, Ruger & Company, Inc. - President, CEO & Director

Really, we haven't seen anything significant. Obviously, a very tragic event. But certainly, nothing that we've seen any impact on -- again, we haven't seen those results either, but we haven't seen it reported from our sales force or from our internal channel checks.

Operator

And our next question comes from the line of Bill Ledley with Cowen & Company.

William Daniel Ledley - Cowen and Company, LLC, Research Division - Associate

Just to start, the inventory at distributors fell a little bit in Q3 versus Q2. Can you just talk about what's going on there, and where you expect that number to go for Q4 and beyond?

Christopher J. Killoy - Sturm, Ruger & Company, Inc. - President, CEO & Director

Well, I mean inventory, as you saw, was down, I think about 12,800 units from Q2, which was good to see. Not sure where we're going to finish out at the end of Q4. I would tell you that, we just finished up our meetings with our wholesalers at the NASGW show in San Antonio 2 weeks ago. And one of the things we remind them is that unlike the vast majority of our competitors, all of our domestic commercial business goes through 2-steps of the distribution. We don't sell any of the big boxes direct, and we don't sell the buy groups as far as the retailer's direct. So we've taken our production down. If you look back at our production numbers from Q1, we're down about 38% over the course of the year and where we finished Q3. So we've managed our productions, we've worked with our distributors. And again, we think that -- we remind our distributors that the inventory in Ruger product is safe inventory. We don't devalue it by selling around them, and we don't discount without considering their inventory. So I think we're comfortable with where it is now. Certainly, we'd like to see them get their turns up. But they understand where we are, and we understand their concerns as well.

William Daniel Ledley - Cowen and Company, LLC, Research Division - Associate

Okay. And then you mentioned a lot of pricing pressure and a lot of discounting. Where are you seeing the most pressure? Is it on -- is it in the MSR category or is it in handguns? Or -- could you just give me some color about what's going on there?

Christopher J. Killoy - Sturm, Ruger & Company, Inc. - President, CEO & Director

Yes. I'd say, in Q1 and Q2, it was really the MSR category that hit pretty hardly, I mean, pretty heavily. There was a lot of discounting. You saw prices out there for some of the off-brand ARs going down to $399, and it was some very, very heavy discounting. And again, part of that is attributed to manufacturers who only compete in one category. If all you make is the MSR platform then really the only thing you can do, if you're trying not -- if you are into to avoid cutting production is to cut price. And so we saw a lot of that going on through Q2. Then in the summer months, we saw it in the centerfire pistols, in particular. 9-millimeter centerfire pistols was very bloody this summer, a lot of discounting, a lot of rebates. And that's where we saw a lot of margin erosions, I'd say, across the industry.

William Daniel Ledley - Cowen and Company, LLC, Research Division - Associate

Okay. And then just one last one from me. You've highlighted now for a couple of quarters the increased industry capacity as being the exacerbating the industry issues. At what point do you see that capacity coming out of the industry given the weakness, if at all?

Christopher J. Killoy - Sturm, Ruger & Company, Inc. - President, CEO & Director

Well, unless it's consolidation or some of our competitors go out of business, I think most of them have tried to cut production, but again, if you're a single-category player, you have a harder time with that. And we're seeing some of that play out, particularly in the MSR category. Or again, places where all they make is one particular type of centerfire pistols. There's not much I can do on the cut price, if they're going to try to maintain their facilities, maintain their workforce. So unless -- until we see some more consolidation and people going away, I think we're going to see that excess capacity.

William Daniel Ledley - Cowen and Company, LLC, Research Division - Associate

Sorry, and if I could just follow-up on that. Are your distribution customers aware of those issues? And are they a little bit more vary to order from these competitors of yours that might be irrational or could not be around in the next 3 years, just given industry pressure?

Christopher J. Killoy - Sturm, Ruger & Company, Inc. - President, CEO & Director

I definitely -- I would like to think that. I mean our distributors, we've known -- most of these folks we've done business with for 30, 40 and plus years. So these are not -- I mean, this is a small group, just 18 independent wholesalers throughout the country. So it's a small group of folks. We talk to them on a very regular basis. They know where the risk is. They know -- their Ruger inventory is something that they don't worry about in terms of bring discounted and devalued. But there are others that they go into with their eyes wide open as far as wondering whether this is the best deal or is it going to be a better deal down the street next week. So I think they are wise to that, and they've been -- it's not their first rodeo, as they say. So I think by and large our distributors are pretty savvy buyers and managers of inventory.

Operator

And our next question is from the line of Jonathan Mueller with Invesco.

Jonathan Mueller - Invesco Advisers, Inc. - Portfolio Manager

Maybe just a couple of follow-ups from a few questions that were asked earlier. But just any more color on the comment that you feel like your distributor inventories, I think you said, were not excessively out of line. Just how are you sort of gauging that? Or what metrics are you looking at to come to that conclusion right now?

Christopher J. Killoy - Sturm, Ruger & Company, Inc. - President, CEO & Director

Typically, we'd like to see our distributors at 6 turns or better, and they're slightly below that now. But again, that's what we reminded them is that the Ruger inventory is healthy. They're paying their bills on time. As Tom commented, we're 98% current. Their mix of inventory is good. There's not a lot of dogs out there in terms of that Ruger category, maybe in some other brands. But by and large, they're comfortable where they are from an inventory standpoint. And they know that for Ruger to stay 2-step distribution and not sell the buying groups or sell the national accounts direct, they need to be a partner with us and sometimes they need to maybe sacrifice some of those higher turns in order to help us manage through this softer market.

Jonathan Mueller - Invesco Advisers, Inc. - Portfolio Manager

Got you. And so, I guess that comment on distributor, and maybe you were saying that Ruger-specific, if you look at their overall inventory that could be a different story based on other brands they have that they're wholesaling as well. Is that correct?

Christopher J. Killoy - Sturm, Ruger & Company, Inc. - President, CEO & Director

Yes. There's no other way. If you're a retailer, whether it's one of the big national chains or an independent or a mom-and-pop, there's no other way to get Ruger products than through one of our 18 wholesalers. So we're not going to sell anybody direct and...

Jonathan Mueller - Invesco Advisers, Inc. - Portfolio Manager

No, no. Understand, what I'm saying is the distributor's total inventory outside of Ruger, maybe any thoughts on the quality of that -- inventory that they're carrying?

Christopher J. Killoy - Sturm, Ruger & Company, Inc. - President, CEO & Director

Okay. Yes, we don't get total visibility into their inventory. We have good candid conversations about their financial health. Obviously, we're reviewing financial statements and things like that. But right now, there are some concerns that they may have with some of the other brands. But nothing specific that we could comment on.

Jonathan Mueller - Invesco Advisers, Inc. - Portfolio Manager

Okay. And then someone asked earlier, but you mentioned in the press release increased manufacturing capacity. So just to clarify, are you seeing actually -- like when we say capacity increase relative to demand like this that we're not seeing capacity decrease in spite of demand going down? Or we're seeing actually absolute increases in capacity in the field? And if so, what's -- why are we seeing that given the environment?

Christopher J. Killoy - Sturm, Ruger & Company, Inc. - President, CEO & Director

Yes, I think the people that had capacity expansion plans in place have largely either delayed or stopped those projects. I don't see people actively going out and breaking ground on new facilities right now. I see throttling back. I think the increase was there from the 2013 to 2016 time period. And I think a lot of people right now are trying to put the brakes on maybe planned expansion products that they have. I know at Ruger, our folks at the operations side have done a fantastic job of redeploying capital. And well, we have some exciting new products coming down the line. A lot of that is with repurposed and repositioned machinery that may be moved within one of our facilities or maybe moved cross facility. We move something from one of our factories to the other one to avoid a CapEx expense to allow us to take advantage of some new niches that are out there.

Jonathan Mueller - Invesco Advisers, Inc. - Portfolio Manager

Okay, got you. And then when you're talking to your distributors, maybe just what kind of color are they giving to you about sort of the overall inventory in the retail channel? And sort of where that stands in general?

Christopher J. Killoy - Sturm, Ruger & Company, Inc. - President, CEO & Director

Well, I think our sales force is pretty in-touch with our key retailers. We do both formal surveying on those as well as the informal day-to-day contact that we have with our key retailers. And a lot of us on the senior management side, all work retail promotions where we go out and work the counter with one of our vendor retailers to help them on a particular Ruger day's weekend, and it really gives us a good flavor for what's going on. I would tell you that the retailers this time around, I think were pretty wise in their buying patterns, and we don't see a lot of over-inventory positions, particularly the independent retailers. They know their distributors have inventory, they know their manufacturers have inventory. And they're certainly a lot smarter than maybe some other times we've been through some of these cycles, I think inventory retail is actually in fairly good shape.

Jonathan Mueller - Invesco Advisers, Inc. - Portfolio Manager

Okay, that's good to hear. And then maybe just a couple other, this is more longer term. But obviously, 2017 a tough year for the industry in general. But maybe just as the company sits here today, maybe speak about how you're thinking about 2018 in longer term for the company?

Christopher J. Killoy - Sturm, Ruger & Company, Inc. - President, CEO & Director

Well, the -- like you look at some of the metrics that Tom cited in terms of our capital structure, I mean, we're in very good shape. We've got -- we ended the quarter with $45 million of cash on hand. During the first 3 quarters, we repurchased $65 million of our stock and reduced our outstanding shares by more than 7%. We've got accounts receivable at 98% current. We don't -- we haven't offered anybody the extended terms that we see some of our competitors doing. And we generate cash via operations. In the third quarter, we generated $19 million in cash from operations and year-to-date, we generated $59 million. We pay a variable dividend. So our capital structure is going to support our ability to really achieve our single biggest strategic goal, which is exciting new products to the market. The new products are what's going to drive our business in the future and certainly in 2018. And one thing, as you may have picked up from Tom's comments, we've spent -- you're seeing our CapEx number currently at $13 million, and we plan to spend $30 million for the year. And what that means is, we've got $17 million that's already have been spent, equipment bought and paid for that we hope to bring into service with the -- in the fourth quarter. That's not guaranteed, but that's our plan. So we've got some exciting things still to come from Ruger.

Jonathan Mueller - Invesco Advisers, Inc. - Portfolio Manager

Got you. And what about just sort of position the company in sort of your inventory levels, distributor inventory levels, assuming we work through sort of the excess demand from '16 and sort of absorb that in '17. I mean, do we -- are we positioned to return to growth in '18? And then maybe just longer term maybe any high-level metrics that the company would like to be operating at sort of in a more normalized environment?

Christopher J. Killoy - Sturm, Ruger & Company, Inc. - President, CEO & Director

Well, I mean the long-term trends for our industry are very solid. I mean, we've got a recent poll that was cited by the American Rifleman by Chris Cox in one of his articles, showed that households are -- 48% of them are now gun owners. That's the highest since that particular poll was started in 1999. And so we think, we've got a solid runway ahead of us. We've got great firearms ownership. We've got more new customers, younger customers, a more diverse customer base. And so we think there's a lot of good signs out there for us. We have to manage our way through this tough market we're in right now, but with the new products that we have teed up and some of the things that are still on the drawing board, I like our chances better than the competition, to be honest with you.

Jonathan Mueller - Invesco Advisers, Inc. - Portfolio Manager

Okay, great. And then last question for me. Just, obviously, bought back a lot of stock, just maybe from your perspective thinking about opportunistically buying back stock and pretty aggressive here in the year-to-date, but relative to pretty choppy fundamentals and trends that you see out there. Maybe just thoughts on strategically why think buying at 49-ish, whatever, that much of the company -- buying of the company was -- is the right thing to do versus being a little more opportunistic?

Christopher J. Killoy - Sturm, Ruger & Company, Inc. - President, CEO & Director

Well, as you would probably know, we -- Ruger as a company buying back stock, we only do it through a 10b5-1 plan, which typically are put in place in advance -- well in advance of the actual purchase of the stock. And we're trying to make sure that we're buying back. We think we were undervalued. We're going to buy stock back. If we think we're fairly valued, then our goal is not to buy that stock back. So we think at some of those levels -- and again, a 10b5-1 by definition are not disclosed what those particular levels are. But you -- we've still got, I believe, $88 million still open on our last authorization. So that's the main part of our plan going forward.

Jonathan Mueller - Invesco Advisers, Inc. - Portfolio Manager

Okay. Well, maybe then the follow-up would be, so at -- if -- when you said you're buying back the stock when you think it's undervalued. So maybe just, when we sit here today, the company is saying at $49, we think the company's undervalued. Maybe just how are you trying to value the company or look at the long-term value of this company then?

Christopher J. Killoy - Sturm, Ruger & Company, Inc. - President, CEO & Director

Well, we went back through and did some pretty specific modeling of historical trends on where we were with stock price, where we were with EBITDA levels, and that's what we based it on. We based it on historical look back and with also -- with an eye to the future. And at this point, I'm not sure there's a specific one right answer, I mean, whether it's an EBITDA multiple or a historic trend model, we've used both of them and that's what we're trying to work through. And obviously, let's say, the 10b5-1 is -- we don't disclose that, but that's what we try to look at when we do things like -- we don't necessarily commit to a specific dollar amount with all those resources, we may have that tiered and those are the type of things we look at in a 10b5-1 plan.

Jonathan Mueller - Invesco Advisers, Inc. - Portfolio Manager

Okay. So if I understand that correctly, just different analysis come out to some ideas of what you think the long term sort of intrinsic value of the company is and then compare that to where the stock price currently is, and that's what that drives the decision of the pace of buyback?

Christopher J. Killoy - Sturm, Ruger & Company, Inc. - President, CEO & Director

Pretty much, yes. Yes.

Operator

And our next question comes from the line of Austin Hopper with AWH Capital.

Chip Saye

Yes, this is Chip Saye for Austin. First, I just had a housekeeping question. It looks like the tax rate was around 30.3% versus 35% in Q2, and then 35% a year ago. That's a $0.04 benefit. Can you -- and Tom, can you talk about that and what caused that change?

Thomas A. Dineen - Sturm, Ruger & Company, Inc. - CFO, Senior VP of Finance & Treasurer

Sure. Chip, the reduction in the effective tax rate for this quarter is primarily attributable to a new accounting standard related to equity-based comp, equity-based compensation, that went into effect this year. And just to cut to the chase, under the new standard, all excess tax benefits and liabilities at the company received on these awards are now recognized through the P&L, through the current tax provision. Before the standard went into effect, those benefits and liabilities were recorded directly to additional paid-in capital on the balance sheet, and that was the primary driver. We did get some of the benefits -- some of those benefits this year, and so that's where you're seeing the drop in the current quarter. And again, the current quarter being a little wider from a earnings perspective had the same amount of adjustment, had a kind of a higher -- a greater impact on our rate.

Chip Saye

Okay. Second question is, there is -- you've talked a little bit about your MSRs and the challenges with the capacity of the -- in the AR business. This is a question like, what percentage of your business would be represented by ARs or that type of platform, like you said earlier, sporting rifles that may be look like ARs, even though they aren't. What percentage of your business is represented by those type of rifles?

Christopher J. Killoy - Sturm, Ruger & Company, Inc. - President, CEO & Director

Well, that's one of those things that we don't disclose or comment on. But I would tell you, it's not as big a percentage of our business as maybe some of the other diversified manufacturers. We've got a pretty broad base of products. When you look at our revolvers, our centerfire pistols, rimfire pistols like the Mark IV. And then particularly, our bolt-action rifles, everything up to the Mini-14. MSRs are certainly an important part of our product line, but they are not the dominant part of our product line by any means.

Chip Saye

Yes, I mean, I get it, because when I think of Ruger, I think of the 10/22 that we had 20 years ago, or whatnot. But I'm just wondering like, is it 5% of your business or is it more like 50% of the business? Because how much of a driver in '15, '16 was that AR or MSR platform to Ruger, when I'm trying to look at what a normalized sales number will be going forward? So can you talk to that, like how much of a driver was ARs and MSRs to your business?

Christopher J. Killoy - Sturm, Ruger & Company, Inc. - President, CEO & Director

I mean, throughout that time period, I mean, to be honest with you, it's closer to 5% than it was 50%. Not -- and certainly we didn't decide a particular number. But I would tell you that, throughout -- as we were getting into the MSR business, we were chasing that business largely trying to increase capacity. So we were trying to increase capacity as that market was expanding. And frankly, we didn't get as far as we had hoped. We have a lot of equipment that could -- has already been started to be redeployed on other lines where we need additional capacity. So our folks are pretty flexible when it comes to that. And so while the MSRs remain a very solid part of our business, I commented before on the MPR, the multipurpose rifle that's part of the AR-556 family. That's something that -- we see that as a solid part of the market going forward. But it's still pretty bloody out there with the discounting from some of our competitors which started pretty much back in Q1, Q2 last -- earlier this year.

Chip Saye

Okay. So yes, when you mentioned in the commentary of the -- in the press release, and then a lot of people have talked about today, the increased industry manufacturing capacity that seems to be you're referring mostly to this segment of your business. And it's a challenging environment for that part of the business. What do you think in terms of capacity at Ruger, is this -- I know you took a week or so off at a couple of foundries this summer. Is there -- do you need to do that additionally in like a holiday, 1-week holiday, December, January? Or are you going to handle it with rebates? Because I know you haven't done that yet. But how long are we looking at this being a challenging part of the business?

Christopher J. Killoy - Sturm, Ruger & Company, Inc. - President, CEO & Director

Yes, well, as we price off for the number our inventory is down slightly, distributor's inventory is down slightly. We did take a summer shutdown, which traditionally, we have done over the years. We didn't do it in some of the plants over the last couple of years when we're chasing demand. But I don't anticipate holiday shutdown or Christmas shutdown or anything like that. I do know some of our other manufacturers in the industry are planning furloughs and things of that nature. We've managed our production rates pretty closely. As I mentioned, we've taken our production down since Q1 about 38% to where we finished in Q3. And with that, we look at that every 2 weeks. Every 2 weeks, we're looking at the skew level of our distributor inventory, the sell-through of -- by our distributors and managing our production trying to match that as close as possible, manage that with our workforce. And then dovetailing the new product, the planned new products, what's going to be cannibalized on our line, where we think we can ramp to. And so it's a very dynamic process, we call it the SIOP process, sales, inventory, operations planning. And so I don't foresee, at least at this time, a need of any type of holiday furlough or thing like -- things like that.

Chip Saye

Okay. I was just looking at the inventory units, the tables you included in the Q. And I'm no firearms specialist, but it just looks like the units produced are still outstripping units ordered. And I just wonder to your commentary about the excess manufacturing capacity, how long are we looking at that continuing?

Christopher J. Killoy - Sturm, Ruger & Company, Inc. - President, CEO & Director

Well, from a pure capacity until some competitors either get concentrated or go away completely, you're going to have that capacity. I don't see too many people jumping into business right now. But we also don't pay a lot of attention -- if you've listened to our calls in the past, we don't pay a lot of attention to units ordered. We don't run the business based on incoming order rates. We run it really on what our distributors are selling. And frankly, if we needed to get orders from distributors, we could do that, because we're trying to really match what they're selling, not what they're ordering. And so sometimes you'll see, when we launch a new product for example, you'll see some irrational behavior. Your order rate will shoot up in maybe 5x or 10x, where we can deliver. So in good times and in bad, we don't pay a lot of attention to the incoming order rate. So what we do watch is distributor sales, their sell-through, and of course, their inventory and our retailer's inventory, which we don't have as good a handle on that as we do at a wholesale level. But we -- anecdotally with our sales force, they are in major independence and the chains every week, getting a feel for where we need to be from production, what's happening with the competitor standpoint. And so, again, I think from an industry capacity standpoint, it's going to be there until some people go away completely or get consolidated by acquisition.

Operator

And our next question is from the line of Brian Rafn with Morgan Dempsey Capital Management.

Brian Gary Rafn - Morgan Dempsey Capital Management, LLC - Principal, Director of Research, and Lead Portfolio Manager

Chris, let me ask you, now that things are settling down a little bit from the breakneck levels. When you go -- and again, you guys did a great job certainly at 30% new product content on trailing 12 months. The design concept prototyping, one of the things that Mike used to say was, it was really tough to always look at kind of your launch day inventory. And you just mentioned kind of 5x, 10x irrational orders. When things are a little less than the fever pitched, does that allow you guys to -- when you have new product launches to maybe build a little more inventory early on to get that launch when things are a little softer in the industry?

Christopher J. Killoy - Sturm, Ruger & Company, Inc. - President, CEO & Director

Good question, Brian. I mean, it does when you're depending on the cycle of the year. When you've got that opportunity to put several thousand guns in inventory to get ready for the launch, so that we can make sure we actually take care of the demand that's generated, that's always a good thing. The challenge we have is some of the seasonality of our business, particularly the distributor shows in January, that's a big deal with new products to be out in front of those distributors -- or excuse me, the retailers when you're writing orders. SHOT Show is also in January, but more critical to us is the distributor shows and kind of getting out there in front of the open-to-buy for our retailers. And so that's a offense that we can't to move. We can move launch dates to generate extra inventory, to get it out there in most parts of the year, but that's one where sometimes we just want to hit that January launch to make sure we're out there in front of all those retailers at the distributor shows. So when they come by our booth, we're writing orders and showing that new product and not missing out on it. So that's actually one exception.

Brian Gary Rafn - Morgan Dempsey Capital Management, LLC - Principal, Director of Research, and Lead Portfolio Manager

Okay. All right. I appreciate the color. Let me ask you on new product design. When you look at designs that are more of a top-down consumer trend like a lot of these little self-defense palm guns. What in your new product kind of going forward, the what you kind of see the mix may be between that kind of top-down consumer trend versus something that's more like a bottoms up engineering design. Like you guys did with your Precision Rifle, where you had some guys up in Newport that were range guys and they came up with this. Is how important maybe is that bottoms up component to new product development?

Christopher J. Killoy - Sturm, Ruger & Company, Inc. - President, CEO & Director

I mean, the bottoms-up is very important. We've got some things that are -- like you said, the top-down, the big projects that are heavily resourced and staffed and that's certainly a big part of our new product development efforts. But those bottoms-up homegrown things from each of the major facilities Prescott, Arizona, Newport, New hampshire and Mayodan, North Carolina. Just this quarter, they've given us things like up in Newport, you've got 4 different models of the LCRx. You got a 9-millimeter, a 327 federal mag, a 22 magnum and then a 3-inch version of the LCRx in in 22 mag, 9-millimeter SP101. They came up with the 50th anniversary in 308 of a model 1A, the #1 rifle. And so this -- those are very important to us and that's one of the things I remind our engineers in our product planning meetings, is that just because you're not on a big -- one big project, big team, doesn't mean your efforts aren't critical to the health of the company. And these smaller clean singles are very, very important in this environment. So that's where our engineering folks at the plant level do a great job for us. And the other aspect to that is the special makeups. The special makeups that we do with a lot of our distributors have proven to be very, very successful for us and for them, because it gives them an opportunity to have a model or an SKU that they don't have to discount out of the gate. They've got something special, it may not be a brand-new

Precision Rifle, but it might be a Precision Rifle that's got a sera coat -- coating, different accessory rail, different sites, whatever it might be, that let's them go to market and preserve some of that margin and not duke it out right out of the gate from a price standpoint.

Brian Gary Rafn - Morgan Dempsey Capital Management, LLC - Principal, Director of Research, and Lead Portfolio Manager

You read minds, I was going to ask you about distributor exclusives, and so you were very sharp on that. Is there anything with distributor exclusives or makeups, special makeups, that has the seasonality component, hunting season or Black Friday? Or is that just kind of -- is that more of a fill? How does that kind of fit into your promotional plan throughout the year, the distributor exclusives?

Christopher J. Killoy - Sturm, Ruger & Company, Inc. - President, CEO & Director

Well, the Black Friday is very big, of course, with the national accounts. People like Cabela's, Bass Pro, Academy. And obviously, we saw Gander Mountain go out last year, which was -- hurt a couple of our distributors, but those guys really focused on those Black Friday flyers and sometimes that can be very effective. If you've got the right special makeup that you can get in there with those folks, even though that we're selling through 2-step distribution, that's a big part of their -- that strategy. The other one, of course, is as you come into the fourth quarter holiday buying, not just Black Friday, but throughout the balance of November and December, some of those affordable things like 10/22s, SR22s, we did just some nice camel patterns on SR22s as distributor specials. We did 10/22s, we've got a variety of those out, did a nice special with DICK'S Sporting Goods on the 10/22 that I think people are really going to enjoy. And so that is part of that plan. And we try to work cooperatively with our distributors to make sure that some extra value or enough differentiation from the base model. Again, they can make a decent margin and not have to compete head-to-head on the same skew with everybody else in the marketplace.

Brian Gary Rafn - Morgan Dempsey Capital Management, LLC - Principal, Director of Research, and Lead Portfolio Manager

Okay. Well, let me ask you, and I've asked in the past about accessorizing, again, with the SR and AR platforms, whether it's laser scopes or stocks or clips or -- I mean, there is a lot of things you can do to trick that out. But if -- and it's an area that I've asked in the past about making acquisitions in that area. But you mentioned something on the MPR. Can you also look at more maybe joint partnerships or alliances with some of these CCHs, the Magpuls, the Weavers, people that might build something that's -- as you said, when you launched the MPR, you kind of came tripped out of the box with some of these aftermarket things. And it seems to me you're doing a little more of that, is that also important to the new product design?

Christopher J. Killoy - Sturm, Ruger & Company, Inc. - President, CEO & Director

It is. I mean, there's always a balance between selecting those cool accessories like Magpul accessories on the MPR are very cool and what the consumer is looking for. And there is a balance with when you're looking to choose an optics for example, you have to be careful you don't over-niche the product and pick -- make a choice for the consumer that they might prefer to make on their own. And then we're also sensitive to making sure that we're not taking accessory or aftermarket sale away from a retailer. So it's kind of a balancing act and that's where things like the MPR with the M-LOK rails provide that opportunity for -- it's got the right chassis for retailers to add on those sales. And certainly, we'd like to maybe have consumers buy those from our shop Ruger site online. But we're just as happy to see that business go to retailers, so they can get some of those higher-margin accessory products on top of our guns, as their go-to-market strategy.

Brian Gary Rafn - Morgan Dempsey Capital Management, LLC - Principal, Director of Research, and Lead Portfolio Manager

Yes, okay, okay. I'm assuming given where we're at that you're still running the legacy products and the 2 mini foundries up in Newport, that nothing has changed there?

Christopher J. Killoy - Sturm, Ruger & Company, Inc. - President, CEO & Director

Well, the 2 mini foundries are both doing very well up in Pine Tree. The -- right now we're in the process of finishing and qualifying all of our parts to transition into those 2 mini foundries. Even though they're up and running, the different part geometry can present a challenge when you're casting those parts, you have to make sure everyone is up to start from a quality and dimensional standards. So that's part of the light work we're going through right now is to be able to transition those parts. And we are still running the legacy foundry right now for things like the revert material, which comes off of the runners, that we then -- just kind of the waste byproduct that we then remelt to use as runners and things like that in the process. But that's pretty much proceeding as planned. At this point in time, with current run rates, we don't anticipate putting in the third mini foundry, at least at this point in time.

Brian Gary Rafn - Morgan Dempsey Capital Management, LLC - Principal, Director of Research, and Lead Portfolio Manager

Yes. Is it possible that you might see a mini foundry either at Prescott or Mayodan or maybe down at MIM?

Christopher J. Killoy - Sturm, Ruger & Company, Inc. - President, CEO & Director

We've talked about that. We've looked at that, I mean the foundries still consume a lot of resources and we have our MIM facility in Earth City, Missouri right now. They're doing a great job for us, particularly on prototyping things and reducing lead time on new products. We have talked about adding MIM capability, but at this point the jury is still on that.

Brian Gary Rafn - Morgan Dempsey Capital Management, LLC - Principal, Director of Research, and Lead Portfolio Manager

Okay, all right. And then did you -- in the quarter did guys move any or shift any production between plants or add any cell lines or just normal?

Christopher J. Killoy - Sturm, Ruger & Company, Inc. - President, CEO & Director

No, we did move some between -- we actually moved some from Newport down to Mayodan, some of our centerfire American rifle production. And also moved some LCP production from Prescott to Mayodan. So you'll see LCPs, the original LCP I, you'll see those marked as Mayodan, North Carolina, and you'll see more and more of the American rifles marked as Mayodan, rather than Newport.

Brian Gary Rafn - Morgan Dempsey Capital Management, LLC - Principal, Director of Research, and Lead Portfolio Manager

Okay. What's your floorspace usage? We were down there back, I don't know, probably now 2 years ago. What might you have in floorspace build out in Mayodan?

Christopher J. Killoy - Sturm, Ruger & Company, Inc. - President, CEO & Director

We're probably, in your ballpark, 75% full. I mean, we've got some things going on there that are really cool, some new things coming there that -- some of that is -- when you -- again, when you look at what we hope to get out in fourth quarter is tied up in some of that CapEx that hasn't come over yet in that $17 million that we hope to have in service, that's really at all 3 plants, we've got some of that going on.

Brian Gary Rafn - Morgan Dempsey Capital Management, LLC - Principal, Director of Research, and Lead Portfolio Manager

Okay, okay. Now anything -- again in the past, you guys have during weaker times, you guys had the Callaway golf clubs and Stilettos, hammers and you had some stealth casting within pillars. Are you looking at doing any fill or are you just going to continue to concentrate just on the gun business and stay out of some of that ancillary casting stuff?

Christopher J. Killoy - Sturm, Ruger & Company, Inc. - President, CEO & Director

That was also back with Callaway was when we had the titanium capability out in Prescott. That's long since they've shut down. But at this point in time, we're not -- we don't actively pursue a lot of that nongun business, we're primarily interested in taking care of our factories in-house. So we do have some good outside customers, we'll continue to work with them, but that's not a real heavy emphasis as for chasing new business.

Brian Gary Rafn - Morgan Dempsey Capital Management, LLC - Principal, Director of Research, and Lead Portfolio Manager

Let me ask just one more Chris, kind of a forward. As you guys are cash rich, I mean, most people would love to have your net margin in a tough market, in a peak market, so you guys certainly very solid, note that stellar quarter's balance sheet. As you see the weakness in the markets, are there potential targets that you might see that might not have -- they might be fairly poorly capitalized. Are there opportunities that may present themselves with -- if we have a continuation into 2018 of kind of a general weakness in gun sales?

Christopher J. Killoy - Sturm, Ruger & Company, Inc. - President, CEO & Director

Yes, a good question, Brian. And that's one of the things, we've got some of our powder, we keep dry to be a little bit opportunistic. We know we could borrow money, if we need to. And we do think there might be some opportunities coming down the road. Right now, we haven't seen those. It makes sense for us. And a lot of the things in some of the categories, and particularly on firearms, we always look at can we do it in-house, is that a better investment in ourselves, in our teams rather than paying maybe a higher multiple than we'd like to pay. Given where our stock is valued at versus what some of the people are looking for in terms of multiples for their businesses, that's where we've got to be realistic. And we're not going to make any bad decisions in terms of acquisitions, but we won't continue to be opportunistic, both from a financial standpoint, and where we could add some value. And we've got some great engineering resources and great lean manufacturing resources. And that's part of the 2, when people talk about synergies and such, we need to be mindful of what we bring to the party and a lot of that is really in the blocking and tackling of running the business. And that's part of our analysis, can we add value to that and really get 1 plus 1 making -- equaling more than 2.

Brian Gary Rafn - Morgan Dempsey Capital Management, LLC - Principal, Director of Research, and Lead Portfolio Manager

Yes. Again, with production being down, you talked about being down 38%, if I went back and looked, I think you guys did 598,300 units in Q1 2014. So again, a different market. Does the softening generally, does that give you, on the new design teams -- and Mike used to talk about having some design engineers, maybe a couple of production engineers. Can you pull any production engineers off the floor with a little softer manufacturing volume and move those guys to new product development? Or are those new product development team's pretty much static, that they don't -- you don't really move people around much?

Christopher J. Killoy - Sturm, Ruger & Company, Inc. - President, CEO & Director

No. We actually do move them quite a bit. And especially, you're coming off -- the mechanical engineer is coming off of the shop floor bring with them tremendous experience in terms of what the part needs to do within the factory setting. And so a lot of our best product engineers, new product engineers really have come through that rotation and that's part of their development, where we like to see those folks spending some time in the shop floor, rotating through and really then by the time they are designing product, they know exactly what the challenges are on a factory floor, both from a human factors standpoint as well as the machining standpoint.

Operator

And our next question is from the line of Bill Ledley with Cowen & Company. All right. Ladies and gentlemen, I would like to turn the call back to Chris Killoy for his final remarks.

Christopher J. Killoy - Sturm, Ruger & Company, Inc. - President, CEO & Director

Thank you, operator. I would like to thank you for your continued interest in Ruger. We'll remain committed to our strategy of focusing on developing exciting new products and driving continuous improvement in all facets of our operations.

In closing, I would like to thank all of our loyal customers and our dedicated employees, who design and manufacture the rugged and reliable firearms that we use everyday in our American factories. Thank you very much.

Operator

And ladies and gentlemen, thank you for participating in today's conference. This concludes the program, and you may all disconnect. Have a wonderful day.

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